Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Expands Leadership Team with Multiple Experienced Biotech Leaders

– Company Appoints Chief Financial Officer and Other Key Roles Ahead of Anticipated Transition to Commercialization –

Cambridge, Mass. May 9, 2017 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today the appointment of several experienced industry leaders to key leadership roles including: Manmeet S. Soni, Chief Financial Officer; Theresa Heggie, Senior Vice President, Head of Europe and Canada; Peter Smith, Ph.D., Senior Vice President, Early Development; and Alan Eisenberg, Vice President, Global Public Policy and Government Relations.

“We are thrilled to welcome Manmeet, Theresa, Peter, and Alan to Alnylam at an exciting moment in our history. Each of these individuals brings a critical set of skills to the organization as we transition from a late-stage research and development company to a multi-product, commercial-stage company with a robust and sustainable pipeline of innovative medicines,” said John Maraganore, Ph.D. Chief Executive Officer of Alnylam. “This expansion of our leadership team solidifies and strengthens our path forward.”

Manmeet S. Soni, Chief Financial Officer

“I couldn’t imagine a more exciting time to join Alnylam,” said Mr. Soni. “It’s an honor to have the opportunity to work with such a talented group of individuals focused on bringing forward a new class of medicines for the betterment of lives of patients in need. I look forward to using my experience in building and leading commercial finance teams and capabilities to help Alnylam execute on its strategy, goals and transition towards an independent commercial-stage company.”

In this role Mr. Soni will provide strategic leadership in the overall financial management of Alnylam, including for the global finance, investor relations and communications teams. Manmeet is the former Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., where he played a central role in the strategic review, turnaround and subsequent acquisition of ARIAD Pharmaceuticals, Inc. by Takeda Pharmaceuticals Company Limited. Before joining ARIAD Pharmaceuticals, Inc., Manmeet worked at Pharmacyclics, Inc., where he served most recently as Chief Financial Officer and Treasurer. Mr. Soni also played a vital role in the acquisition of Pharmacyclics, Inc. by Abbvie, Inc. for $21 billion. Previously, Mr. Soni worked at ZELTIQ Aesthetics Inc., and PricewaterhouseCoopers San Jose, in the Life Science and Venture Capital Group. Prior to that, he worked at PricewaterhouseCoopers, India.

Mr. Soni is currently a board member and audit committee chair at Genoscience Pharma. He graduated from Hansraj College at Delhi University in India. He is a Certified Public Accountant, licensed in the state of California and a Chartered Accountant from India.

Mr. Soni will report to John Maraganore, CEO.

Theresa Heggie, Senior Vice President, Head of Europe and Canada

“Expanding Alnylam’s operations into Europe and Canada is being done in recognition of the broad commercial rights we have in these regions and the important role they will play in our global commercial strategy,” commented Ms. Heggie. “Drawing on my expertise from numerous European and global leadership roles, I look forward to advancing this important phase of the Company’s commercial evolution and bringing new treatments to patients in Europe and Canada.”

In this role Ms. Heggie will be responsible for the strategic direction and activity of all of Alnylam’s operations in Europe and Canada including building the go-to-market strategy across multiple products and therapeutic areas. Most recently she served as the Chief Marketing and Strategy Officer at The British United Provident Association (Bupa). Previously, Ms. Heggie held various senior commercial positions at Shire Human Genetic Therapies (and formerly TKT) including the roles of Vice President and General Manager of EMEA, Chief Executive Officer of Jerini AG (a Shire acquisition), and Senior Vice President of Global Commercial Operations. Earlier, at Baxter Healthcare she held numerous roles including Vice President of Global Marketing. Early in her career, Ms. Heggie held a variety of sales and marketing positions at Janssen Pharmaceuticals.

She formerly served as a member of the board of directors of Swedish Orphan Biovitrum AB. Theresa received a BSc from Cornell University.

Ms. Heggie will report to Barry Greene, President and will be based at Alnylam’s European headquarters in Zug, Switzerland.

Peter Smith, Ph.D., Senior Vice President, Early Development

“Having the ability to work at an organization with a product engine as productive as Alnylam’s is a very special opportunity,” added Dr. Smith. “The ability to grow and develop the Early Development team across the pipeline of RNAi therapeutics at Alnylam will be paramount as we advance the translation of promising science toward new medicines for patients.”

In this role, Dr. Smith will be responsible for all aspects of non-clinical safety, drug metabolism and pharmacokinetics, bioanalysis and biomarker programs, providing both scientific and drug development leadership. Dr. Smith brings more than 30 years of pharma industry experience to Alnylam, most recently joining from Moderna, where he was Head of R&D Non-Clinical. He joined Moderna from Millennium Pharmaceuticals, where he most recently served as co-head of R&D and a member of the company’s management team. In this role, he was responsible for management of all Non-Clinical groups and Pharmaceutical Sciences. His extensive experience in drug discovery and development spans multiple therapeutic areas and therapeutic modalities. Over the course of Dr. Smith’s career, he has had oversight of the non-clinical development of multiple, currently marketed therapeutics including CELEBREX®, INSPRA®, VELCADE® and ENTYVIO®, and also deep involvement in the development of numerous other products.

Dr. Smith has a B.S. in biology from Fairfield University and a Ph.D. in Pharmacology and Toxicology from the University of Arizona. His postdoctoral fellowship in biochemical toxicology was undertaken at SmithKline. He has published and presented extensively in the pharm/tox area as well as in the area of drug development.

Dr. Smith role will report to Akshay Vaishnaw, Executive Vice President of Research and Development.

Alan Eisenberg, Vice President, Global Public Policy and Government Relations

“In an era of intense scrutiny around value and access to innovation, I look forward to drawing on my political and policy experience both in the private and public sectors to help Alnylam achieve its objectives,” said Mr. Eisenberg. “I’m deeply aligned with the mission and vision of Alnylam and look forward to working on behalf of the company with our governmental stakeholders globally.”

In this role, Alan will lead federal, state and local government affairs and public policy initiatives globally. Alan joins Alnylam from Celgene where he was the Vice President for Federal Government Relations. In this role, he led Celgene’s Federal Government Relations function and had direct responsibility for the Company’s public policy engagement with Congress, relevant Executive Branch agencies and other Washington, D.C. based stakeholders. Prior to Celgene, Mr. Eisenberg was Executive Vice President for Emerging Companies & Business Development at the Biotechnology Innovation Organization (BIO), leading BIO’s services and advocacy efforts for BIO’s pre-market and early stage commercial companies, in addition to serving in other senior leadership roles at BIO.

Previously, Mr. Eisenberg served as Health and Economics Policy Advisor to Congressman Jim Greenwood and prior to that, he served on the staff of the Senate HELP Public Health Subcommittee, and also was a legislative assistant for Congressman John Shadegg. Earlier in his career he spent four years with Ford Motor Company.

Mr. Eisenberg holds a Master in Public Policy degree from Harvard University, a Master of Science in Finance degree from George Washington University, and a Bachelor of Science degree from Union College.

Mr. Eisenberg will report to Laurie Keating, Senior Vice President and General Counsel.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of patients who have limited or inadequate treatment options. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically-validated approach for the treatment of a wide range of debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust discovery platform and deep pipeline of investigational medicines, including three product candidates that are in late-stage development or will be in 2017. Looking forward, Alnylam will continue to execute on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, Alnylam’s views with respect to the potential for RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all, actions or advice of regulatory agencies, including actions by regulators concerning product candidates, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its intellectual property rights against third parties and defend its patent portfolio against challenges from third parties, obtaining and maintaining regulatory approval, pricing and reimbursement for products, progress in establishing a commercial and ex-United States infrastructure, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to manage its growth and operating expenses, obtain additional funding to support its business activities, and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture and distribution of products, the outcome of litigation, the risk of government investigations, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.